Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and David R. Martin, Principal Financial Officer, of Dimensional Investment Group Inc., a Maryland corporation (the “Registrant”), each certify that:

1.             The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David G. Booth
David G. Booth
Principal Executive Officer
Dimensional Investment Group Inc.

Date:  July 8, 2009

By:	/s/ David R. Martin
David R. Martin
Principal Financial Officer
Dimensional Investment Group Inc.

Date:  July 8, 2009